UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2010
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

McKesson Plaza, One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 983-8300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 28, 2010, at the Annual Meeting of Stockholders (the “2010 Annual Meeting”) of McKesson Corporation (the “Company”), stockholders approved an amendment to the Company’s 2005 Stock Plan (the “Stock Plan”) and 2005 Management Incentive Plan (the “MIP”) for the purpose of adding seven new performance measures. The amendment to add seven new performance measures to the Company’s Stock Plan and MIP had been previously approved by the Board of Directors at its April 21, 2010 meeting, subject to stockholder approval. The added performance measures approved by the Company’s stockholders at the 2010 Annual Meeting are as follows: average invested capital; credit rating; gross margin; improvement in workforce diversity; operating expenses; operating expenses as a percentage of revenue; and succession plan development and implementation. A summary of the material terms of the Company’s Stock Plan and MIP is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 21, 2010 (the “Definitive Proxy Statement”), which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The following six items were voted upon at the Company’s 2010 Annual Meeting, and the stockholder votes on each such matter as certified by the Inspector of Election, are briefly described below.
     Item 1. The Board of Directors’ nominees for directors as listed in the Definitive Proxy Statement were each elected to serve a one-year term. The votes were as follows: †

Director Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Andy D. Bryant	205,018,244	819,904	3,641,525	17,630,582
Wayne A. Budd	204,958,917	916,597	3,604,159	17,630,582
John H. Hammergren	199,399,785	6,562,815	3,517,073	17,630,582
Alton F. Irby III	108,171,100	97,664,722	3,643,851	17,630,582
M. Christine Jacobs	118,126,522	87,782,439	3,570,712	17,630,582
Marie L. Knowles	205,016,534	879,572	3,583,567	17,630,582
David M. Lawrence M.D.	118,237,531	87,684,000	3,558,142	17,630,582
Edward A. Mueller	116,485,117	89,294,708	3,699,848	17,630,582
Jane E. Shaw, Ph.D.	201,928,428	3,959,262	3,591,983	17,630,582
     Item 2. The proposal to reapprove the performance measures available for performance-based awards under the Company’s amended and restated Stock Plan in order to preserve the deductibility of such awards under the Federal tax rules was approved, having received the following votes: ††

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
208,551,310	14,333,121	4,225,824	-0-
     Item 3. The proposal to reapprove the performance measures available for performance-based awards under the Company’s amended and restated MIP in order to preserve the deductibility of such awards under the Federal tax rules was approved, having received the following votes: ††

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
201,884,676	21,222,235	4,003,344	-0-
     Item 4. The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2011 was ratified, having received the following votes: ††

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
217,913,589	5,456,469	3,740,197	-0-

     As shown above, there were no broker non-votes with respect to items two, three and four.
     Item 5. The stockholder-submitted proposal on significant executive stock retention for two years beyond retirement was not approved, having received the following votes: ††

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
59,171,002	146,051,046	4,257,625	17,630,582
     Item 6. The stockholder-submitted proposal on preparing a pay differential report was not approved, having received the following votes: ††

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
14,053,082	183,006,042	12,420,549	17,630,582
     Each item considered at the 2010 Annual Meeting is described in further detail in the Company’s Definitive Proxy Statement. Other than the six items addressed above and described in the Definitive Proxy Statement, no other item was submitted at the 2010 Annual Meeting for stockholder action.

†	Under the Company’s majority voting standard, the election of a nominee required that the nominee receive a majority of the votes cast (that is, the number of votes cast “for” each nominee had to exceed the number of votes cast “against” such nominee). Therefore, broker non-votes and abstentions were required to be disregarded and had no effect on the vote results.

††	Approval of this proposal required the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the proposal at the meeting. Therefore, abstentions, which represented shares present and entitled to vote, had the same effect as a vote against the proposal. Broker non-votes, if any, were required to be disregarded and had no effect on the vote results.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:   August 3, 2010

McKesson Corporation
By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer